EXHIBIT 23










INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-103572 of ShowBiz Pizza Time, Inc. on Form S-8 of our report dated March 8, 2004, appearing in this Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended December 28, 2003.



/s/ Deloitte & Touche, LLP

Dallas, Texas
March 8, 2004